EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in Amendment No. 1 to the Registration Statement on Form S-4 of Park Place Energy Inc., of our report dated March 27, 2014, relating to our audit of the consolidated financial statements of Park Place Energy Corp. as at December 31, 2013 and for the year then ended. We also consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-4.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

September 18, 2015